Exhibit 99.1

ZOVIO INC REPORTS UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On November 23, 2022, Zovio Inc, a Delaware corporation (“Zovio” or the “Company”), Fullstack Academy, LLC, a California limited liability company and a wholly-owned subsidiary of Zovio (“Fullstack”), and Simplilearn Americas, Inc. (“Purchaser”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement” and the transaction contemplated thereby, the “Transaction”) pursuant to which the Company sold all of its right title and interest in Fullstack to Purchaser for a purchase price of $31 million in cash, which is subject to certain adjustments and a customary post-closing working capital adjustment as set forth in the Purchase Agreement. The adjustments result in decreases to the net purchase price and include $6.0 million for regulatory considerations, $4.1 million for the assumption of indebtedness agreements by Purchaser, and $1.7 million for legal and banking fees, among other adjustments.
The Company’s accounting and financial reporting in these unaudited pro forma financial statements is based on its preliminary assessment of the appropriate application of Generally Accepted Accounting Principles (“GAAP”). The final application of GAAP to the Purchase Agreement may differ from what is presented in these unaudited pro forma financial statements.
The unaudited pro forma condensed consolidated financial statements of the Company presented in this Exhibit 99.1 were derived from the Company’s historical consolidated financial statements and are being presented to give effect to the Purchase Agreement. The presentation of the unaudited pro forma financial information is prepared in conformity with Article 11 of Regulation S-X rules effective January 1, 2021.
The unaudited pro forma condensed consolidated balance sheet assumes that the Purchase Agreement had occurred on September 30, 2022. The unaudited pro forma condensed consolidated income statements are presented as if the Purchase Agreement had occurred on January 1, 2021. The unaudited combined consolidated pro forma financial statements presented in this Form 8-K should be read in conjunction with the accompanying notes. The following unaudited pro forma condensed consolidated financial statements were based on and should be read in conjunction with the Company’s historical consolidated financial statements:
•Zovio audited consolidated financial statements and related notes thereto as of December 31, 2021 and for the year ended December 31, 2021 as reported on Form 10-K;
•Zovio unaudited consolidated financial statements and related notes thereto as of September 30, 2022 and for the nine months ended September 30, 2022 as reported on Form 10-Q.
The pro forma adjustments are based on the best information available and assumptions that management believes are (a) directly attributable to the Purchase Agreement, and (b) are factually supportable. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated financial information.
The Company has determined that the sale of Fullstack does not meet the definition of discontinued operations in accordance with Financial Accounting Standards Board Accounting Standards Codification 205, Presentation of Financial Statements (“ASC 205”). Therefore, pro forma adjustments included within the unaudited pro forma consolidated statements of operations for the years ended December 31, 2021 and period ended September 30, 2022 are reflected in Zovio’s pro forma income (loss) from continuing operations.
The unaudited pro forma condensed consolidated financial information is provided herein for illustrative purposes only and is not necessarily indicative of the results of operations that would have occurred had the Purchase Agreement occurred on January 1, 2021. The unaudited pro forma condensed consolidated financial information does not reflect future events that may occur after the sale.

Exhibit 99.1
ZOVIO INC
Unaudited Pro Forma Condensed Consolidated Balance Sheet
(Unaudited)
(In thousands)

	As of September 30, 2022
	Historical	Transaction Accounting Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$3,092	$14,552	[A]	$17,644
Restricted cash	2,935	—		2,935
Investments	216	—		216
Accounts receivable, net	5,360	(5,124)	[A]	236
Prepaid expenses and other current assets	3,303	(587)	[A]	2,716
Total current assets	14,906	8,841		23,747
Property and equipment, net	1,042	(1,042)		—
Operating lease assets	17,091	(17,091)		—
Goodwill and intangibles, net	23,461	(23,461)	[A]	—
Other long-term assets	2,056	(426)		1,630
Total assets	$58,556	$(33,179)		$25,377

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$26,516	$1,514	[A]	$28,030
Deferred revenue and student deposits	8,039	(8,039)	[A]	—
Total current liabilities	34,555	(6,525)		28,030
Rent liability	18,081	(17,208)	[A]	873
Other long-term liabilities	2,910	(2,835)	[A]	75
Total liabilities	55,546	(26,568)		28,978
Total stockholders’ equity	3,010	(6,611)	[B]	(3,601)
Total liabilities and stockholders’ equity	$58,556	$(33,179)		$25,377

Exhibit 99.1

ZOVIO INC
Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss)
(Unaudited)
(In thousands, except per share amounts)

	Nine Months Ended September 30, 2022
	Historical	Transaction Accounting Adjustments		Pro Forma

Revenue	$131,320	$(22,218)	[C]	$109,102
Other revenue	4,238	—		4,238
Revenue and other revenue	$135,558	$(22,218)		$113,340
Costs and expenses:
Technology and academic services	45,865	(16,393)	[D]	29,472
Counseling services and support	45,517	(2,290)	[D]	43,227
Marketing and communication	47,957	(7,507)	[D]	40,450
General and administrative	20,493	(2,266)	[D]	18,227
Litigation expense	920	—		920
Restructuring and impairment expense	35,887	—		35,887
Gain on sale transaction	(49,288)	—		(49,288)
Total costs and expenses	147,351	(28,456)		118,895
Operating income (loss)	(11,793)	6,238		(5,555)
Other (expense) income, net	(3,656)	80		(3,576)
Loss before income taxes	(15,449)	6,318		(9,131)
Income tax (benefit) expense	116	—		116
Net income (loss)	$(15,565)	$6,318		$(9,247)

Income (loss) per share:
Basic	$(0.46)			$(0.27)
Diluted	$(0.46)			$(0.27)
Weighted average number of common shares outstanding used in computing income (loss) per share:
Basic	33,968	—		33,968
Diluted	33,968	—		33,968

Exhibit 99.1
ZOVIO INC
Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss)
(Unaudited)
(In thousands, except per share amounts)

	Year Ended December 31, 2021
	Historical	Transaction Accounting Adjustments		Pro Forma

Revenue	$253,099	$(22,413)	[C]	$230,686
Other revenue	9,934	—		9,934
Revenue and other revenue	$263,033	$(22,413)		$240,620
Costs and expenses:
Technology and academic services	70,663	(18,467)	[D]	52,196
Counseling services and support	89,514	(2,183)	[D]	87,331
Marketing and communication	85,328	(6,395)	[D]	78,933
General and administrative	43,160	(4,323)	[D]	38,837
Litigation expense	14,335	—		14,335
Restructuring and impairment expense	2,641	—		2,641
Loss on sale transaction	—	1,190	[E]	(1,190)
Total costs and expenses	305,641	(30,178)		273,083
Operating income (loss)	(42,608)	7,765		(32,463)
Other (expense) income, net	130	(198)		(68)
Loss before income taxes	(42,478)	7,567		(32,531)
Income tax (benefit) expense	(129)	(7)	[F]	(136)
Net income (loss)	$(42,349)	$7,574		$(32,395)

Income (loss) per share:
Basic	$(1.27)			$(0.97)
Diluted	$(1.27)			$(0.97)
Weighted average number of common shares outstanding used in computing income (loss) per share:
Basic	33,256	—		33,256
Diluted	33,256	—		33,256

Exhibit 99.1

ZOVIO INC
Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

The following estimated pro forma adjustments are included in the unaudited pro forma condensed consolidated balance sheet and or the unaudited pro forma consolidated income statements:

A.Reflects the estimated assets and liabilities transferred, subject to certain adjustments and a customary post-closing working capital adjustment as set forth in the Purchase Agreement.

B.The total stockholders' equity adjustment includes the resulting loss on the sale of Fullstack of approximately $1.2 million.

C.Reflects the elimination of historical Fullstack revenues from operations for each period noted.

D.Reflects the elimination of historical Fullstack expenses for each period noted.

E.Reflects the loss on the sale of Fullstack of approximately $1.2 million.

F.Reflects the historical income tax expense during the period for which the pro forma income statements are presented.